Exhibit 99(a)(1)(ii)

LETTER OF TRANSMITTAL

TO TENDER SHARES OF CLASS B-1 COMMON STOCK OF

JOURNAL COMMUNICATIONS, INC.

(f/k/a The Journal Company)

PURSUANT TO THE OFFER TO PURCHASE

DATED OCTOBER 3, 2003

OUR OFFER AND YOUR RIGHT TO WITHDRAW WILL EXPIRE AT 5:00 P.M. (NEW YORK CITY TIME)

ON MONDAY, NOVEMBER 3, 2003, UNLESS OUR OFFER IS EXTENDED.

The Information Agent and Depositary for the offer is:

Wachovia Bank, N.A.

By Mail:	By Facsimile Transmission:	By Hand and Overnight Delivery:
Wachovia Bank, N.A. Processing Center for the Journal Communications Inc. Tender Offer 161 Bay State Drive P.O. Box 859208 Braintree, MA 02185-9208	(781) 380-3388 Confirm Receipt of Facsimile by Telephone: (781) 843-1833 Extension 200	Wachovia Bank, N.A. Processing Center for the Journal Communications Inc. Tender Offer 161 Bay State Drive Braintree, MA 02185-9208

If you require additional information, please call Wachovia Bank, N.A. at (888) 396-0853.

Delivery of this Letter of Transmittal to an address other than as set forth above will not constitute a valid delivery. You must sign this Letter of Transmittal where indicated below and complete the substitute form W-9 provided below.

The Instructions accompanying this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed.

As used herein, the terms “the Company,” “we,” “us,” and “our” refer to Journal Communications, Inc., a Wisconsin corporation formerly known as The Journal Company.

You must complete Section 1 below (“Percentage of Shares to be Tendered”) and, if applicable, Section 2 below (“Tender by Order of Receipt Number”), to tender shares in the offer. See Instruction 1. If you wish to tender shares that are pledged as collateral, then you and your lender(s) must also complete Section 3 below (“Release of Lender”). See Instruction 1 and Instruction 3. In addition, unless you and your lender(s) complete Section 4 below (“Special Payment Instructions”), we will pay 80% of the purchase price of all pledged shares purchased by us in the offer directly to the lender(s) at which you have pledged your shares as collateral and the remaining 20% directly to you. See Instruction 1 and Instruction 6.

If you wish to tender shares that are pledged as collateral, and you and your lender(s) fail to complete Section 3 below (“Release of Lender”), then your tender of pledged shares will not be valid and therefore will not be accepted.

If you complete Section 1 below and do not complete Section 2 below, then the Company will accept for payment the percentage of your class B shares indicated in the box you have checked, in the order of your most recent purchases first, subject to the terms contained in the Offer to Purchase and this Letter of Transmittal. If you complete Section 1 and Section 2 below, then the Company will accept for payment the shares you have indicated in the order of the receipt number(s) you list in Column 2 of Section 2, subject to the terms contained in the Offer to Purchase and this Letter of Transmittal. The order of purchase may have an effect on the income tax treatment of the shares tendered, and you should consult your tax and financial advisers prior to tendering shares in the offer.

In no event will we accept for payment any of your class B-2 shares, or more than 50% of the aggregate number of class B shares you own. If you tender more than 50% of the aggregate class B shares you own, you will be deemed to have tendered 50% of your class B shares (in other words, since the Company is offering to purchase only class B-1 shares, you will be deemed to have tendered all of your class B-1 shares). All of the class B shares you wish to tender must consist solely of class B-1 shares (which constitute 50% of your class B shares).

Section 1.    Percentage of Shares to be Tendered  (must be completed by all shareholders who wish to tender)

Indicate the percentage of your class B shares you wish to tender by checking one of the boxes below. All of the class B shares you wish to tender must consist solely of class B-1 shares.

I wish to tender (check one):

☐ 33% of the class B shares I own	If you check this box, then the Company will accept for payment 33% of your class B shares (consisting solely of class B-1 shares), subject to the terms contained in the Offer to Purchase and this Letter of Transmittal.

☐ 50% of the class B shares I own	If you check this box, then the Company will accept for payment up to 50% of your class B shares (consisting solely of class B-1 shares), subject to the terms contained in the Offer to Purchase and this Letter of Transmittal.

☐ _____% of the class B shares I own	If you check this box, then you must fill in the blank space indicating the whole percentage of your class B shares you wish to tender (consisting solely of class B-1 shares). The Company will accept for payment up to the percentage of your class B shares you have indicated, subject to the terms contained in the Offer to Purchase and this Letter of Transmittal. In no event will the Company accept for payment more than 50% of the number of class B shares you own, and if you tender more than 50% of the class B shares you own, you will be deemed to have tendered 50% of your class B shares (in other words, since the Company is offering to purchase only class B-1 shares, you will be deemed to have tendered all of your class B-1 shares).

The Company will not purchase fractional shares in the offer. In the event that the percentage of shares you checked above results in a fractional share, the fractional share will be disregarded.

If you complete this Section 1 above and do not complete Section 2 below, then the Company will accept for payment the percentage of your class B shares indicated in the box you have checked in this Section 1, in the order of your most recent purchases first, subject to the terms contained in the Offer to Purchase and this Letter of Transmittal. If you complete this Section 1 and also complete Section 2 below, then the Company will accept for payment the shares you have indicated in the order of the receipt number(s) you list in Column 2 of Section 2, subject to the terms contained in the Offer to Purchase and this Letter of Transmittal.

Section 2.    Tender by Order of Receipt Number  (complete only if you wish to have the Company accept for purchase shares that you tender in any order other than the order of your most recent purchases first)

You have previously received a report from Wachovia, as our transfer agent and registrar, indicating the number of class B shares you own (which we refer to as your “Shares Owned Report”). The class B shares on the Shares Owned Report are separated into various receipt numbers, grouped according to the original date of your purchase of the JESTA units that the class B shares were exchanged for.

If you wish to have the Company accept for purchase class B-1 shares that you tender in any order other than the order of your most recent purchases first, then you should indicate the order of the shares you wish to tender by:

•	first, listing in Column 2 below the receipt numbers for class B-1 shares contained on your Shares Owned Report received from Wachovia in the order you wish to tender your shares;

•	second, listing in Column 3 below, directly across from each receipt number you list in Column 2, the number of class B-1 shares from each such receipt number that you wish to tender; and

•	third, completing the box at the bottom on Column 3 by adding the total number of class B-1 shares you listed in Column 3.

Column 1	Column 2	Column 3
Order of Shares Tendered	Receipt Number	Number of Shares Tendered from Receipt Number

1st

2nd

3rd

4th

5th

6th

7th

8th

9th

10th

11th

12th

13th

14th

15th

16th

17th

18th

19th

20th

In the box to the right, indicate the total number of shares you are tendering in Section 1 above by adding the numbers in Column 3 (the total you write in this box may not exceed the percentage of your holdings indicated in Section 1 above and may not exceed 50% of your class B holdings)

IMPORTANT

Failure to correctly complete this Section 2 (including Column 2, Column 3 and the box above) will result in the Company accepting your shares in the order of your most recent purchases first. Please carefully read the accompanying Instructions and example before completing.

See “Section 2 Example” at the end of this Letter of Transmittal for an example of how to properly complete this Section 2.

Section 3.    Release of Lender (complete only if you are tendering pledged shares)

If you wish to tender shares that are pledged as collateral, then you and your lender(s) must complete this Section 3, which provides a release from your lender(s) of its or their security interest in your shares, subject to receipt of the purchase price in accordance with the terms of the Offer to Purchase and this Letter of Transmittal. If both you and your lender(s) do not complete this Section 3, then any tender of pledged shares will not be valid and therefore will not be accepted.

                                                              (fill in name of lender) and                                               (fill in name of additional lender, if applicable) hereby releases, and consents to the sale to the Company of,                              (fill in total number of pledged shares tendered) class B-1 shares registered in the name of the person submitting this Letter of Transmittal. The foregoing release and consent is contingent upon receipt by the lender(s) of 80% of the purchase price for the shares purchased by the Company, or such other percentage as may be indicated in Section 4 of this Letter of Transmittal, in accordance with the terms and conditions of the Offer to Purchase and this Letter of Transmittal. The foregoing release will be deemed not to apply to any class B-1 shares listed above that are not purchased by the Company in the offer.

Lender:	Additional Lender:

Name:	Name:

By:	By:

Its:	Its:

Signature:	Signature:

Date:	Date:

Phone No:	Phone No:

Shareholder:

Name:

Signature:

Date:

(Must be signed by registered holder exactly as his, her or its name appears on the Shares Owned Report received by the registered holder. If signature is by trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 3.)

Section 4.    Special Payment Instructions (complete only if you wish to have the purchase price for pledged shares paid in a manner other than 80% to your lender(s) and 20% to you)

Unless you and your lender(s) at which you have pledged your shares as collateral complete this Section 4, we will pay 80% of the purchase price of all pledged shares purchased by us in the offer directly to your lender(s), and the remaining 20% directly to you. However, if you and your lender(s) wish to have the proceeds paid in a different manner, then you and your lender(s) must complete this Section 4 and we will pay the purchase price for all pledged shares purchased by us in the offer in accordance with the instructions contained below. See Instruction 6. The purchase price for all shares purchased by us in the offer which are not pledged will be paid directly to the undersigned.

                                                          (fill in name of lender),                                                   (fill in name of additional lender, if applicable) and                                               (fill in name of shareholder) hereby direct Wachovia to pay the purchase price for all shares purchased by the Company in the offer in accordance with the following instructions:

         % of the purchase price to be paid to                                                   (fill in name of lender)

         % of the purchase price to be paid to                                                   (fill in name of additional lender, if

                                                                                                                         applicable)

         % of the purchase price to be paid to                                                   (fill in name of shareholder)

Lender:	Additional Lender:

Name:	Name:

By:	By:

Its:	Its:

Signature:	Signature:

Date:	Date:

Phone No:	Phone No:

Shareholder:

Name:

Signature:

Date:

(Must be signed by registered holder exactly as his, her or its name appears on the Shares Owned Report received by the registered holder. If signature is by trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 3.)

Ladies and Gentlemen:

The undersigned hereby tenders to Journal Communications, Inc., a Wisconsin corporation formerly known as The Journal Company (the “Company”), the above-described shares of its class B-1 common stock (the “shares”) pursuant to the Company’s Offer to Purchase, dated October 3, 2003 (the “Offer to Purchase”), at a price of $15.00 per share, net to the seller in cash, without interest (the “purchase price”), upon the terms and subject to the conditions set forth in the Offer to Purchase, receipt of which is hereby acknowledged, and in this Letter of Transmittal (which, as amended from time to time, together constitute the “offer”).

Subject to, and effective upon, acceptance for payment of the shares tendered herewith, in accordance with the terms of the offer (including, if the offer is extended or amended, the terms and conditions of any such extension or amendment), the undersigned hereby sells, assigns and transfers to, or upon the order of, the Company all right, title and interest in and to all the shares that are being tendered hereby, and all dividends, distributions (including, without limitation, distributions of additional shares) and rights declared, paid or distributed in respect of such shares on or after November 3, 2003 (with the exception of the $0.20 per class B share cash dividend declared by the Board of Directors of the Company on August 18, 2003, which will be paid on all class B shares outstanding immediately following consummation of the share exchange regardless of whether such shares are subsequently tendered in this offer) (collectively, “distributions”), and irrevocably appoints Wachovia the true and lawful agent and attorney-in-fact of the undersigned with respect to such shares and all distributions, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to:

(i)    transfer ownership of such shares and all distributions on the shareholder’s book entry share ownership account, together with all accompanying evidences of transfer and authenticity, to or upon the order of the Company;

(ii)    present such shares and all distributions for transfer on the books of the Company; and

(iii)    receive all benefits and otherwise exercise all rights of beneficial ownership of such shares and all distributions, all in accordance with the terms of the offer.

The undersigned hereby represents and warrants to the Company that the undersigned has full power and authority to tender, sell, assign and transfer the shares tendered hereby and all distributions, and that if when and to the extent that such shares are accepted for payment by the Company, the Company will acquire good, marketable and, following the release of any liens on the shares by lending institutions as contemplated by the Offer to Purchase and this Letter of Transmittal, unencumbered title to the shares and to all distributions, free and clear of all liens, restrictions, charges and encumbrances, and that none of such shares and distributions will be subject to any adverse claim. The undersigned, upon request, shall execute and deliver all additional documents deemed by Wachovia or the Company to be necessary or desirable to complete the sale, assignment and transfer of the shares tendered hereby and all distributions.

No authority herein conferred or agreed to be conferred shall be affected by, and all such authority shall survive, the death or incapacity of the undersigned. All obligations of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as otherwise stated in the Offer to Purchase, this tender is irrevocable.

The undersigned understands that tenders of shares pursuant to the procedures described in Section 3 of the Offer to Purchase and in this Letter of Transmittal (including the Instructions hereto) will constitute the undersigned’s acceptance of the terms and conditions of the offer, including the undersigned’s representation and warranty that (i) the undersigned has a net long position in the shares being tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended; and (ii) the tender of such shares complies with Rule 14e-4. The Company’s acceptance of such shares for payment will constitute a binding agreement between the undersigned and the Company upon the terms and conditions of the offer.

The undersigned understands that the Company will purchase, as promptly as practicable after the expiration date, by accepting for payment, and will pay for, up to 22,674,401 class B-1 shares in the aggregate from all tendering holders which are validly tendered and not properly withdrawn before the “expiration date” (as defined in Section 1 of the Offer to

Purchase). The undersigned understands that the Company will accept for payment 33%, and possibly up to 50%, of the undersigned’s class B shares (which must consist entirely of class B-1 shares), subject to the proration procedures in Section 4 of the Offer to Purchase, and that if the undersigned tenders more than 50% of his or her class B shares, he or she will be deemed to have tendered 50% of his or her class B shares (in other words, since the Company is offering to purchase only class B-1 shares, the undersigned will be deemed to have tendered all of his or her class B-1 shares).

The undersigned recognizes that, under certain circumstances set forth in the Offer to Purchase, we may terminate or amend the offer or may postpone the acceptance for payment of, or the payment for, shares tendered or may not be required to purchase any of the shares tendered hereby or may accept for payment fewer than all of the shares tendered hereby. The undersigned acknowledges that no interest will be paid on the purchase price for tendered shares regardless of an extension of the offer or any delay in making such payment.

The undersigned further understands that, unless otherwise specified in Section 2 of this Letter of Transmittal, we will accept for payment the percentage of the undersigned’s class B shares indicated in the box checked in this Section 1, in the order of the most recent purchases first, subject to the terms contained in the Offer to Purchase and this Letter of Transmittal.

We will pay 80% of the purchase price of all shares purchased by us in the offer directly to the lender(s) at which the undersigned has pledged his or her shares as collateral and the remaining 20% directly to the undersigned for use towards satisfying tax liabilities. Notwithstanding the foregoing, if the undersigned and the undersigned’s lender(s) complete Section 4 hereof (“Special Payment Instructions”), then we will pay the purchase price for all shares purchased by us in the offer in accordance with the instructions contained in such Section. The purchase price for all shares purchased by us in the offer which are not pledged will be paid directly to the undersigned.

IMPORTANT

SHAREHOLDERS: SIGN HERE

(Please also complete Substitute Form W-9 included herein)

  X

Signature of Shareholder

Dated:                                     , 2003

        (Must be signed by registered holder exactly as his, her or its name appears on the Shares Owned Report received by the registered holder. If signature is by trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 3.)

Name:

(Please Print)

Capacity (full title):

Address:

(Zip Code)

Area Code and Telephone No.:

Tax Identification or Social Security No.:

(See substitute Form W-9 included herein)

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1.    Completing and Delivering this Letter of Transmittal.    In order to validly tender shares of class B-1 common stock in the offer, you must:

a.    complete Section 1 of this Letter of Transmittal (“Percentage of Shares to be Tendered”);

b.    if you wish to have the Company accept for purchase shares that you tender in any order other than the order of your most recent purchases first, complete Section 2 of this Letter of Transmittal (“Tender by Order of Receipt Number”);

c.    if you are tendering shares that have been pledged as collateral, complete Section 3 of this Letter of Transmittal (“Release of Lender”);

d.    if you wish to have the purchase price for pledged shares paid in a manner other than 80% to your lender(s) and 20% to you, complete Section 4 of this Letter of Transmittal (“Special Payment Instructions”);

e.    sign this Letter of Transmittal;

f.    complete and sign the Substitute Form W-9 included in this Letter of Transmittal; and

g.    deliver your completed Letter of Transmittal to Wachovia at the address set forth on the cover of this Letter of Transmittal before 5:00 P.M. (New York City time) on Monday, November 3, 2003.

The method of delivery of this Letter of Transmittal and all other required documents is at the election and risk of the tendering shareholder. This Letter of Transmittal and all other required documents will be deemed delivered only when actually received by Wachovia. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

You must complete Section 1 of this Letter of Transmittal in order to validly tender shares. If you complete Section 1 of this Letter of Transmittal and do not complete Section 2 of this Letter of Transmittal, then the Company will accept for payment the percentage of your class B shares you have indicated, in the order of your most recent purchases first, subject to the terms contained in the Offer to Purchase and this Letter of Transmittal. If you also complete Section 2 of this Letter of Transmittal, then the Company will accept for payment the shares you have indicated in the order of the receipt number(s) you list in Column 2 of Section 2, subject to the terms contained in the Offer to Purchase and this Letter of Transmittal. The order of purchase may have an effect on the income tax treatment of the shares tendered, and you should consult your tax and financial advisers prior to tendering shares in the offer.

In no event will the Company accept for payment more than 50% of the number of class B shares you own, and if you tender more than 50% of the class B shares you own, you will be deemed to have tendered 50% of your class B shares (in other words, since the Company is offering to purchase only class B-1 shares, you will be deemed to have tendered all of your class B-1 shares). All of the class B shares you wish to tender must consist solely of class B-1 shares (which constitute 50% of your class B shares). In no event will the Company accept for payment class B-2 shares. If you tender class B-2 shares, then your tender will be invalid and will not be accepted by the Company.

No alternative, conditional or contingent tenders will be accepted and no fractional shares will be purchased. By execution of this Letter of Transmittal (or a manually signed facsimile hereof), all tendering shareholders waive any right to receive any notice of the acceptance of their shares for payment.

2.    Inadequate Space.    If the space provided is inadequate, you should attach additional information on a separate schedule (including, if applicable, the receipt numbers, the number of shares evidenced by such receipts and the number of shares tendered).

3.    Signatures on Letter of Transmittal.    This Letter of Transmittal must be signed by the registered holder of the shares tendered hereby, and the signature must correspond exactly with the name as it appears on the book-entry share ownership records of the Company (which is shown on the Shares Owned Report previously distributed to the registered holder by Wachovia). If this Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in fact, officer of a corporation or other person acting as a fiduciary or in representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of such person so to act must be submitted.

In addition, if you are tendering shares that are pledged as collateral, then Section 3 of this Letter of Transmittal must be signed by you and by the lender(s) at which you have pledged your shares as collateral in order to validly tender pledged shares.

4.    Stock Transfer Taxes.    The Company will pay all stock transfer taxes with respect to the sale and transfer of any shares to it or its order pursuant to the offer.

5.    Order of Purchase; Proration.    Upon the terms and subject to the conditions of the offer, we will purchase properly tendered shares in the following order of priority:

(i)  First:  We will purchase all class B-1 shares properly tendered and not withdrawn from each tendering holder, up to 33% of such holder’s aggregate number of class B shares at the expiration of the offer.

(ii)  Second:  Following our purchase of up to 33% of each tendering holder’s aggregate number of class B shares, if we have not purchased a total of 22,674,401 class B-1 shares, then we will have capacity to purchase “Excess Shares,” which term refers to the number of class B-1 shares tendered by a holder in excess of 33% (up to 50%) of his or her aggregate number of class B shares at the expiration of the offer (if a holder attempts to tender more than 50% of his or her class B shares, that holder will be deemed to have tendered 50% of his or her class B shares, or in other words, all of his or her class B-1 shares). If we have capacity to purchase Excess Shares, then we will purchase additional class B-1 shares from shareholders that have tendered Excess Shares in an amount equal to the percentage of Excess Shares that we have the capacity to acquire multiplied by each holder’s Excess Shares.

6.    Special Payment Instructions.    We will pay 80% of the purchase price of all pledged shares purchased by us in the offer directly to the lender(s) at which the undersigned has pledged his or her shares as collateral and the remaining 20% directly to the undersigned for use towards satisfying tax liabilities. Notwithstanding the foregoing, if the undersigned and the lender(s) at which the undersigned has pledged his or her shares as collateral wish to have the proceeds paid in a different manner, then the undersigned and the undersigned’s lender(s) must complete Section 4 of this Letter of Transmittal, and we will pay the purchase price for all pledged shares purchased by us in the offer in accordance with the instructions contained therein. The purchase price for all shares purchased by us in the offer which are not pledged will be paid directly to the undersigned.

7.    Waiver of Conditions.    The conditions to the offer may be waived by the Company in whole or in part at any time and from time to time in its sole discretion.

8.    Irregularities.    All questions as to the number of shares to be accepted, the validity, form, eligibility (including time or receipt) and acceptance for payment of any tender of shares, and the special payment instructions (in the event the undersigned and the undersigned’s lender(s) have completed Section 4 (“Special Payment Instructions”) of this Letter of Transmittal) will be determined by the Company in its sole discretion, which determinations shall be final and binding on all parties. The Company reserves the absolute right to reject any or all tenders of shares it determines not to be in proper form or the acceptance of which or payment for which may, in the opinion of the Company’s counsel, be unlawful. The Company also reserves the absolute right to waive any of the conditions of the offer or any defect or irregularity in any tender with respect to any particular shares or any particular shareholder, and the Company’s interpretation of the terms of the offer (including these Instructions) will be final and binding on all parties. No tender of shares will be deemed to be properly made until all defects and irregularities have been cured by the tendering shareholder or waived by the Company. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. None of the Company, Wachovia or any other person is or will be obligated to give notice of any defects or irregularities in tenders and none of them will incur any liability for failure to give any such notice.

9.    Questions and Requests for Assistance or Additional Copies.    Wachovia Bank, N.A. is acting as the Information Agent and Depositary for the offer. Questions and requests for assistance may be directed to Wachovia at the address or telephone numbers set forth herein. Additional copies of the Offer to Purchase and this Letter of Transmittal, as well as the registered holder’s Shares Owned Report, may be obtained from Wachovia.

10.    Substitute Form W-9.    Each tendering shareholder is required to provide Wachovia with a correct Taxpayer Identification Number (“TIN”) on the Substitute Form W-9 which is provided under “Important Tax

Information” below, and to certify, under penalties of perjury, that such number is correct and that such shareholder is not subject to backup withholding of federal income tax. If a tendering shareholder has been notified by the Internal Revenue Service that such shareholder is subject to back-up withholding, such shareholder must cross out item (2) of the Certification box of the Substitute Form W-9, unless such shareholder has since been notified by the Internal Revenue Service that such shareholder is no longer subject to backup withholding. Failure to provide the information on the Substitute Form W-9 may subject the tendering shareholder to 28% federal income tax withholding on the payment of the purchase price of all shares purchased from such shareholder. If the tendering shareholder has not been issued a TIN and has applied for one or intends to apply for one in the near future, such shareholder should write “Applied For” in the space provided for the TIN in Part III of the Substitute Form W-9, and sign and date the Substitute Form W-9. If “Applied For” is written in Part III, Wachovia will withhold 28% on all payments made to such shareholder until a TIN is provided to Wachovia.

IMPORTANT:  This Letter of Transmittal properly completed and duly executed must be received by Wachovia on or prior to the expiration date.

IMPORTANT TAX INFORMATION

Under the federal income tax law, a shareholder whose tendered shares are accepted for payment is required by law to provide Wachovia (as payor) with such shareholder’s correct TIN on Substitute Form W-9 below. If such shareholder is an individual, the TIN is such shareholder’s social security number. If Wachovia is not provided with the correct TIN, the shareholder may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, payments that are made to such shareholder with respect to shares purchased pursuant to the offer may be subject to backup withholding of 28%.

Certain shareholders (including, among others, corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, such individual must submit a statement, signed under penalties of perjury, attesting to such individual’s exempt status. Forms of such statements can be obtained from Wachovia. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional instructions. A shareholder should consult his or her tax adviser as to such shareholder’s qualification for exemption from backup withholding and the procedure for obtaining such exemption.

If backup withholding applies, Wachovia is required to withhold 28% of any payments made to the shareholder. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

Purpose of Substitute Form W-9

To prevent backup withholding on payments that are made to a shareholder with respect to shares purchased pursuant to the offer, the shareholder is required to notify Wachovia of such shareholder’s correct TIN by completing the form below certifying (i) that the TIN provided on Substitute Form W-9 is correct (or that such shareholder is awaiting a TIN); and (ii) that (a) such shareholder has not been notified by the Internal Revenue Service that such shareholder is subject to backup withholding as a result of a failure to report all interest or dividends; or (b) the Internal Revenue Service has notified such shareholder that such shareholder is no longer subject to backup withholding.

What Number to Give Wachovia.

The shareholder is required to give Wachovia the social security number or employer identification number of the record holder of the shares tendered hereby. If the shares are in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidance on which number to report. If the tendering shareholder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future, the shareholder should write “Applied For” in the space provided for the TIN in Part III, and sign and date the Substitute Form W-9. If “Applied For” is written in Part III, Wachovia will withhold 28% of all payments made to such shareholder until a TIN is provided to Wachovia.

ALL TENDERING SHAREHOLDERS MUST COMPLETE THE FOLLOWING:

PAYOR’S NAME: WACHOVIA BANK, N.A.

SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service Payer’s Request for Taxpayer Identification Number (“TIN”)	PART I—Taxpayer Identification Number—For all accounts, enter your taxpayer identification number in Part III. (For most individuals, this is your social security number. If you do not have a number, see Obtaining a Number in the enclosed Guidelines and complete as instructed.) Certify by signing and dating below. Note: If the account is in more than one name, see the chart in the enclosed Guidelines to determine which number to give the payor.	PART III — Social Security Number or Employee ID Number (If awaiting TIN write “Applied For”)

PART II—For Payees exempt from backup withholding, see the enclosed Guidelines and complete as instructed therein.

CERTIFICATION—Under penalties of perjury, I certify that:

(1)    The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me); and

(2)    I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding.

CERTIFICATE INSTRUCTIONS—You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because of under-reporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out such item (2).

	Signature	Date

NOTE:	FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU ARE AWAITING (OR WILL SOON APPLY FOR) A TAXPAYER IDENTIFICATION NUMBER.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me and either (i) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office; or (ii) I intend to mail or deliver an application in the near future. I understand that, notwithstanding the information I provided in Part I of the Substitute Form W-9 (and the fact that I have completed this Certificate of Awaiting Taxpayer Identification Number), 28% of all reportable payments made to me until I provide a taxpayer identification number may be withheld.

Signature	Date

Any questions and requests for assistance or additional copies of the Offer to Purchase, this Letter of Transmittal and related materials may be directed to Wachovia at its address and telephone number set forth below.

We urge you to consult with your tax and financial advisers concerning the tax consequences to you of the offer.

The Information Agent and Depositary for the offer is:

WACHOVIA BANK, N.A.

161 Bay State Drive

Braintree, MA 02185-9208

Call Toll Free: (888) 396-0853

October 3, 2003

IMPORTANT:  This Letter of Transmittal or a manually signed facsimile hereof (together with all other required documents) must be received by Wachovia prior to 5:00 P.M., New York City Time, on the expiration date.

EXAMPLE

Section 2 Example

The following is an example of how to properly complete Section 2 of this Letter of Transmittal.

In the example below, the tendering shareholder wishes to tender 33% of his or her class B shares (all of which must consist of class B-1 shares), and has so indicated in Section 1. The tendering shareholder also wishes for the Company to purchase tendered shares in the order of his or her most recent purchases last, rather than first.

The tendering shareholder has reviewed the Shares Owned Report received from Wachovia indicating the number of class B shares he or she owns. As of the expiration of the offer, the tendering shareholder owns 1,200 class B shares (600 class B-1 shares and 600 class B-2 shares) with the following original purchase dates, amounts and receipt numbers:

Original Purchase Date	Receipt Number	Number of Class B Shares	Type of Class B Shares
6/5/85	1111	100	B-2
6/5/85	1112	200	B-2
10/2/86	2222	75	B-2
10/2/86	2223	150	B-2
10/12/87	3333	75	B-2
10/12/87	3334	150	B-1
5/9/88	4444	150	B-1
5/9/88	4445	300	B-1

In this situation, the tendering shareholder would like to tender a total of 396 class B-1 shares (or 33% of the tendering shareholder’s aggregate class B shares), and would like the Company to accept those tendered shares for payment in the order of the most recent purchases last. The tendering shareholder would:

•	first, list in Column 2 the receipt numbers of the oldest purchases of class B-1 shares contained on the Shares Owned Report received in the order he or she wishes to tender shares;
•	second, list in Column 3, directly across from each receipt number listed in Column 2, the number of shares from each such receipt number that he or she wishes to tender; and
•	third, complete the box at the bottom of Column 3 by adding the total number of shares listed in Column 3.

In this situation, the columns and box in Section 2 would be filled out as follows:

Column 1	Column 2	Column 3
Order of Shares Tendered	Receipt Number	Number of Shares Tendered from Receipt Number

1st	3334	150

2nd	4444	150

3rd	4445	96

4th

5th

6th

7th

8th

EXAMPLE

Column 1	Column 2	Column 3
Order of Shares Tendered	Receipt Number	Number of Shares Tendered from Receipt Number

9th

10th

11th

12th

13th

14th

15th

16th

17th

18th

19th

20th

In the box to the right, indicate the total number of shares you are tendering in Section 1 above by adding the numbers in Column 3 (the total you write in this box may not exceed the percentage of your holdings indicated in Section 1 above and may not exceed 50% of your class B holdings)		396

IMPORTANT

Failure to correctly complete this Section 2 (including Column 2, Column 3 and the box above) will result in the Company accepting your shares in the order of your most recent purchases first. Please carefully read the accompanying Instructions and example before completing.

Remember that all shares tendered must consist solely of class B-1 shares. If you complete Section 2 improperly (for example, by including receipt numbers that correspond to class B-2 shares), then the Company will accept for payment the percentage of your class B shares indicated in the box you have checked in Section 1, in the order of your most recent purchases first, subject to the terms contained in the Offer to Purchase and this Letter of Transmittal.

Completing Section 2 in this manner will not constitute a valid tender of shares unless the other Sections of the Letter of Transmittal are also correctly completed and executed. You should be sure to read the entire Letter of Transmittal, including the Instructions, to ensure a valid tender of your shares. In addition, the example above is not a recommendation of a method by which to tender your shares. It is solely meant as an example on how to properly complete Section 2 of the Letter of Transmittal under a hypothetical scenario. The order of purchase may have an effect on the income tax treatment of the shares tendered, and you should consult your tax and financial advisers prior to tendering shares in the offer.